Exhibit 10.44

SECOND MODIFICATION TO LOAN AGREEMENT

THIS SECOND MODIFICATION TO LOAN AGREEMENT (this “Modification Agreement”) is made effective as of the 3rd day of June, 2020 (“Modification Effective Date”), by, between and among LIVE OAK BANKING COMPANY, a North Carolina banking corporation (“Lender”), EASTSIDE DISTILLING INC., a Nevada corporation (“Eastside”), MOTHERLODE LLC, an Oregon limited liability company (“MotherLode”), BIG BOTTOM DISTILLING, LLC, an Oregon limited liability company (“Big Bottom”), CRAFT CANNING + BOTTLING, LLC, an Oregon limited liability company (“Craft”), REDNECK RIVERA WHISKEY CO., LLC, a Tennessee limited liability company (“Redneck”), and OUTLANDISH BEVERAGES LLC, an Oregon limited liability company (“Outlandish”, Eastside, MotherLode, Big Bottom, Craft, Redneck and Outlandish are hereinafter collectively, “Borrowers”).

RECITALS

WHEREAS, Borrowers and Lender are parties to that certain Loan Agreement, dated January 15, 2020, as amended by that certain First Modification to Loan Agreement, dated February 20, 2020 (as amended to date, “Loan Agreement”), pursuant to which Lender agreed to provide Borrowers with a loan, the outstanding balance of which shall at no time exceed Eight Million and 00/100 Dollars ($8,000,000.00) (“Loan Amount”), as evidenced by the Note, and secured by, among other things, the Security Agreement, each as defined in the Loan Agreement; and

WHEREAS, Lender and Borrowers have agreed to enter into this Modification Agreement to reflect certain agreed-upon changes to the Loan Agreement, including, as the parties deem necessary, appropriate or desirable in connection with the foregoing. Capitalized terms used but not otherwise defined in this Modification Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Agreement.

NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing Recitals shall be deemed a material and substantive part of this Modification Agreement and are hereby incorporated by this reference herein as if fully set forth below.

2. Definitions. For purposes of this Modification Agreement, the following terms shall have the meanings provided below:

2.1 “Modification Loan Documents” means this Modification Agreement, together with any other instruments, certificates, statements, affidavits, financing statements and other documents contemplated under this Modification Agreement.

Modification to Loan Agreement

3. Modifications to Loan Agreement. As of the Modification Effective Date, the Loan Agreement is hereby modified as hereinafter set forth:

3.1 Amendment to Section 5.05. Section 5.05 of the Loan Agreement is amended and, as so amended, restated in its entirety as follows:

“5.05 Financial Reports and Other Data. Furnish to Lender as soon as available, and in any event: (A) within ninety (90) days after the end of each Fiscal Year, an audited consolidated balance sheet and statement of income and surplus of Eastside and its Subsidiaries, showing the financial condition of Eastside and its Subsidiaries on a consolidated basis at the close of such Fiscal Year and the results of operations during such year, prepared by independent certified public accountants selected by the Borrowers; (B) within forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated financial statements for Eastside and its Subsidiaries, certified by the President or Treasurer or other appropriate financial officer of Eastside as fairly presenting in all material respects the financial condition, results of operations and cash flows of Eastside and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, such balance sheets to be as of the end of such Fiscal Quarter, and such statements of income and surplus to be for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, in each case subject only to audit and year-end adjustment; (C) within thirty (30) days after the end of each calendar month, consolidated financial statements for Eastside and its Subsidiaries, certified by the President or Treasurer or other appropriate financial officer of Eastside as fairly presenting in all material respects the financial condition, results of operations and cash flows of Eastside and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, such balance sheets to be as of the end of such calendar month, and such statements of income and surplus to be for both (i) the period from the beginning of such calendar month to the end of such calendar month, and (ii) the period from the beginning of the Fiscal Year to the end of such calendar month, in each case subject only to audit and year-end adjustment; (D) within thirty (30) days after the end of each Fiscal Year, board-approved projections of Eastside and its Subsidiaries (income statement and balance sheet) for each of the twelve (12) months during the following Fiscal Year; (E) within thirty (30) days after the end of each calendar month, an Accounts Receivable aging report, accounts payable aging report and an Inventory report (including a listing of any warehouses or bailees holding Eligible Inventory) for the Borrowers; (F) concurrently with the delivery of the financial statements required by subsection (C) above, a compliance certificate executed by the President or Treasurer of Borrower Representative or other financial officer satisfactory to Lender in the form of Exhibit B attached hereto and made a part hereof; (G) updated financial statements and/or balance sheets from time to time upon Lender’s request; (H) within thirty (30) days after the end of each calendar month, bank statements for all deposit accounts of Borrowers maintained outside of Live Oak Bank; and (I) within thirty (30) days of the timely filing thereof, copies of all tax returns filed by any Borrower with the U.S. Internal Revenue Service or other federal, state or local taxing authority. All financial statements prepared and provided to Lender pursuant to this Section 5.05 shall be prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrowers post such documents, or provides a link thereto, on such Borrower’s website on the internet at such Borrower’s website address.”

Modification to Loan Agreement

3.2 Amendment to Exhibit B. Exhibit B attached to the Loan Agreement is amended and, as so amended, restated in its entirety in the form of Exhibit B attached hereto.

4. Default Waiver.

4.1 Existing Defaults. The Borrowers are currently in default under the Loan Agreement as a result of (i) the Borrowers’ failure to deliver, within thirty (30) days after the end of the calendar months ending January 31, 2020, February 29, 2020, and March 31, 2020, consolidated financial statements for Eastside and its Subsidiaries, certified by the President or Treasurer or other appropriate financial officer of Eastside as fairly presenting in all material respects the financial condition, results of operations and cash flows of Eastside and its Subsidiaries in accordance with GAAP, as required by Section 5.05(C) of the Loan Agreement, (ii) the Borrowers’ failure to provide a compliance certificate executed by the President or Treasurer of Borrower Representative or other financial officer satisfactory to Lender, in the form of Exhibit B attached to the Loan Agreement, concurrently with the financial statements identified in subparagraph (i) above, as required by Section 5.05(F) of the Loan Agreement prior to the Modification Effective Date, (iii) the Borrowers’ failure to promptly pay and discharge or cause to be paid and discharged certain excise taxes owed to the U.S. Alcohol and Tobacco Tax and Trade Bureau, in violation of Section 5.04 of the Loan Agreement, and (iv) the Borrowers’ failure to timely file all federal, state or local tax returns which are required to be filed by them, in violation of Section 4.05 of the Loan Agreement (collectively, the “Waived Defaults”). The Borrowers have requested that Lender waive the Waived Defaults.

4.2 Conditions to Waiver. Lender agrees to waive the Waived Defaults upon the satisfaction of the following conditions:

(i) Lender’s receipt, on or before June 30, 2020, of the Borrowers’ revised monthly financial projections (to include balance sheet, income statement and statement of cash flows) for the Fiscal Years ending December 31, 2020 and, subject to the Borrowers’ best efforts, December 31, 2021, specifically presenting and identifying the Borrowers’ strategy to maintain adequate liquidity to meet their operating expenses due to losses (actual or projected) occurring during the Fiscal Quarters ending March 31, 2020 and June 30, 2020.

(ii) The Borrowers shall provide evidence to Lender, in form and substance acceptable to Lender in its sole discretion, on or before June 30, 2020, of the filing of all federal, state or local tax returns identified in Section 4.1(iv) above or required to be filed by them by any governmental or taxing authority.

In the event the Borrowers have not satisfied the conditions set forth above, it shall be deemed an Event of Default under the Loan Agreement, and Lender shall be entitled to exercise its rights and remedies, including, without limitation its right at any time, as applicable: (i) to accelerate the indebtedness, obligations and liabilities owed by the Borrowers to Lender, including, without limitation, the Indebtedness, (ii) to take any enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, the other Loan Documents or applicable law, or (iii) to increase the interest rate charged on the outstanding balance due under the Loan Documents to the default rate of interest provided for in the Loan Agreement.

4.3 Limitations. The waivers set forth in Section 4.2 are one-time waivers and shall not be deemed to be a waiver by Lender of any other Default or Event of Default, now existing or hereafter occurring, nor is it a waiver of any subsequent violation or consent to any subsequent modification of any other provision of the Loan Agreement.

Modification to Loan Agreement

5. Conditions Precedent. The obligations of Lender to enter into this Modification Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions on or before the Modification Effective Date:

5.1 Representations and Warranties. The representations and warranties made in the Loan Agreement are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were correct in all material respects on and as of such earlier date.

5.2 Compliance. There shall be no uncured Default or Event of Default under any of the Loan Documents, other than the Waived Defaults.

5.3 Delivery of Modification Loan Documents. Each Borrower shall have delivered to the Lender PDFs of each of the Modification Loan Documents, duly and fully executed by all Borrowers, as the case may be, in the presence of a witness or notary public, where applicable, in form and substance satisfactory to Lender.

5.4 Payment of Fees. The Borrowers shall pay (i) an amendment fee to Lender in the amount of $5,000.00, and (ii) all other reasonable expenses agreed upon by the parties in connection with this Modification Agreement, including without limitation, reasonable attorneys’ fees and expenses.

6. Miscellaneous.

6.1 Ratification of Loan Agreement. All other terms and conditions of the Loan Agreement shall remain in full force and effect, except to the extent modified by this Modification Agreement, and the parties hereto hereby ratify and reaffirm the terms of the Loan Agreement, as hereby modified. From and after the Modification Effective Date, the term “Loan Agreement” shall mean and refer to the Loan Agreement, as amended by this Modification Agreement. In the event of any conflict between the terms of the Loan Agreement and the terms of this Modification Agreement, the provisions of this Modification Agreement shall control.

6.2 No Duress. Borrowers hereby represent and warrant that they: (i) have executed this Modification Agreement and the other Modification Loan Documents as their free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of Lender or any other party; (ii) with full and complete knowledge, believe this Modification Agreement and the other Modification Loan Documents to be fair, just and reasonable; (iii) have reviewed this Modification Agreement and the other Modification Loan Documents and fully understand the effects hereof and thereof and all terms and provisions contained herein and therein; and (iv) have been afforded the opportunity to be represented by legal counsel and been advised to seek legal advice from counsel of their own selection.

6.3 Governing Law. This Modification Agreement and all of the other Modification Loan Documents shall be deemed to be contracts made under seal and shall be governed by and construed in accordance with the laws of the State of New York, exclusive of the choice of laws principles thereof.

6.4 Severability. If, for any reason, any term or provision of this Modification Agreement, or its application to any persons or circumstances, shall be held invalid or unenforceable, in whole or in part or in any respect, in any jurisdiction, or in the event that any one or more provisions of this Modification Agreement operates or would prospectively operate to invalidate any of the other Modification Loan Documents, then, and in any such event, at the option of Lender, such term or provision will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable, or by any other means affecting the remainder of, this Modification Agreement or the other Modification Loan Documents, or the application of any such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable.

Modification to Loan Agreement

6.5 Headings. The headings in this Modification Agreement are for reference only and shall not affect the interpretation of this Modification Agreement.

6.6 Time of Essence. Time is of the essence with respect to each and every provision of this Modification Agreement.

6.7 Waiver of Defenses. Each Borrower represents, warrants and agrees that: (i) there are no claims, defenses or set-offs with respect to the Note and the Loan Agreement, or with respect to the indebtedness evidenced or secured thereby or with respect to the collection or enforcement of any of the same, and (ii) no claim, set-off or defense exists for the benefit of any Borrowers against Lender in connection with the Loan and, to the extent any such claim, set-off or defense exists, each is hereby fully waived and relinquished.

6.8 Binding Effect; Modification. This Modification Agreement shall be binding upon the parties hereto and their successors and permitted assigns and may not be further modified except by written agreement executed against the party against whom such modification is sought to be enforced.

6.9 No Novation. The parties hereto do not intend this Modification Agreement to constitute a novation or termination of the Loan Agreement or the parties’ respective obligations thereunder.

6.10 Further Assurance. Borrowers, whenever and as often as requested by Lender, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged and delivered to Lender, such further agreements, documents or instruments that are reasonably necessary or desirable to carry out the intent and purpose of this Modification Agreement and the other Modification Loan Documents

6.11 Estoppel. No Borrower knows of any defense or offset against the payment of any amounts advanced and presently outstanding pursuant to the Loan Agreement.

6.12 Expenses. Borrowers agree to reimburse Lender for its reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Modification Agreement, including, without limitation, reasonable attorneys’ fees and expenses.

6.13 Counterparts; Facsimile/PDF Signatures. This Modification Agreement and the other Modification Loan Documents may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes. Borrowers agree to promptly deliver an executed, original counterpart of this Modification Agreement (and any amendment thereto) and any other Modification Loan Documents (and any modifications thereto) with such party’s manual “wet ink” signature to Lender, but a failure to do so shall not affect the enforceability of this Modification Agreement (or any amendment hereto) or any of the other Modification Loan Documents (and any amendments thereto), it being expressly agreed that Borrowers shall each be bound by his/her/its/their electronically transmitted or telecopied signature. The terms of this section shall also apply to any amendments to this Modification Agreement and the other Modification Loan Documents.

[Signature page follows]

Modification to Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be duly executed by their respective authorized officers, as applicable, as of the day and year first above written.

LENDER:		BORROWERS:

LIVE OAK BANKING COMPANY, a North Carolina Banking Corporation		EASTSIDE DISTILLING INC.

By:	/s/ Donna Dawson	By:	/s/ Lawrence Firestone
Name:	Donna Dawson		Lawrence Firestone, CEO
Title:	Collateral Analyst Team Lead - VP

REDNECK RIVIERA WHISKEY CO., LLC
By:	Eastside Distilling Inc., its Sole Member

	By:	/s/ Lawrence Firestone
Lawrence Firestone, CEO

MOTHERLODE LLC
By:	Eastside Distilling Inc., its Sole Member

	By:	/s/ Lawrence Firestone
Lawrence Firestone, CEO

BIG BOTTOM DISTILLING, LLC
By:	Eastside Distilling Inc., its Manager

	By:	/s/ Lawrence Firestone
Lawrence Firestone, CEO

OUTLANDISH BEVERAGES LLC
By:	Eastside Distilling Inc., its Sole Member

	By:	/s/ Lawrence Firestone
Lawrence Firestone, CEO

CRAFT CANNING + BOTTLING, LLC
By:	Eastside Distilling Inc., its Sole Member

	By:	/s/ Lawrence Firestone
Lawrence Firestone, CEO

Modification to Loan Agreement

EXHIBIT B

Form of Compliance Certificate

TO: LIVE OAK BANKING COMPANY	Date: _____________________

FROM: EASTSIDE DISTILLING INC., as Borrower Representative

The undersigned authorized officer of Eastside Distilling Inc., a Nevada corporation (“Borrower Representative”), as Borrower Representative for the Borrowers (as defined below), certifies that under the terms and conditions of the Loan Agreement (as amended, restated or otherwise modified, the “Loan Agreement”), dated as of January 15, 2020, by and among Borrower Representative, MotherLode LLC, an Oregon limited liability company (“MotherLode”), Big Bottom Distilling, LLC, an Oregon limited liability company (“Big Bottom”), Craft Canning + Bottling, LLC, an Oregon limited liability company (“Craft”), Redneck Riviera Whiskey Co., LLC, a Tennessee limited liability company (“Redneck”) and Outlandish Beverages LLC, an Oregon limited liability company (“Outlandish” and together with Borrower Representative, MotherLode, Big Bottom, Craft and Redneck, collectively, the “Borrowers”), and Live Oak Banking Company (the “Lender”):

(1) Borrowers are in complete compliance for the period ending _______________ with all required covenants under the Loan Agreement except as noted below; (2) there are no existing Events of Default; (3) all representations and warranties in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, have timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.06 of the Loan Agreement; and (5) no liens have been levied or claims made against Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to the Lender.

Attached are the required documents supporting the certification for the period identified above. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Loan Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 45 days	Yes No
Annual financial statements	FYE within 90 days
A/R & A/P Agings	Monthly within 30 days	Yes No
Inventory Reports (including locations of Eligible Inventory)	Monthly within 30 days	Yes No
Board projections	FYE within 30 days	Yes No

Modification to Loan Agreement

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrowers or to the organizational or operating documents of Borrowers or any of their Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EASTSIDE DISTILLING INC., as Borrower Representative	BANK USE ONLY

By:__________________________	Received by: _____________________
Name: _______________________	authorized signer
Title: _______________________	Date: _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status: Yes No

Modification to Loan Agreement